GENERAL RELEASE AND SETTLEMENT AGREEMENT

This General Release and Settlement Agreement (the “Agreement”) is made between Xfone, Inc., (“Xfone”) on the one hand, and the selling shareholders of NTS Communications, Inc. (the “Selling Shareholders”), on the other hand, on this 29th day of December 2009 (collectively, the “Parties”).

 WHEREAS, pursuant to a Stock Purchase Agreement  dated August 22, 2007, as amended, (the “SPA”) Xfone, Inc. (“Xfone”) agreed to purchase certain stock of NTS Communications, Inc. (the “Company”) owned by the Selling Shareholders identified in the SPA (“the Transaction”); and

WHEREAS, the Selling Shareholders’ interests in the Transaction are represented by Chris Chelette, Robert Healea and Kevin Buxkemper (“Sellers Representatives”); and

WHEREAS, the purchase price established in the SPA provided for the price to be initially based on certain assumptions and estimates which would be adjusted following the Closing pursuant to the terms of the SPA; and

WHEREAS, the Parties have been in disagreement over the final adjustment to the purchase price and the arbitration process described in the SPA; and

WHEREAS, Xfone and Sellers Representatives desire to resolve all issues related to the calculation and determination of the final Purchase Price as provided in Article II of the SPA, including all issues which have been the subject of the proposed arbitration (hereinafter referred to as the “Disputed Issues”) by compromise and settlement and without resorting to potentially costly arbitration proceedings.

NOW THEREFORE, Xfone and the Selling Shareholders have agreed as follows:

1.           As consideration for this settlement, Xfone will pay the Selling Shareholders a total of Three Hundred Ten Thousand Dollars ($310,000.00) (the “Settlement Funds”).  The Settlement Funds shall be paid by wire transfer in two equal installments of One Hundred Fifty-Five Thousand Dollars ($155,000.00), to the trust account of Sellers Representatives’ legal counsel, FORMAN PERRY WATKINS KRUTZ & TARDY LLP (“FORMAN PERRY”), for the benefit of, and distribution to, the Selling Shareholders.  The Settlement Funds shall be received in FORMAN PERRY’s trust account not later than the date set for payment as specified herein.  The first installment shall be paid no later than ten business days after Xfone and Sellers Representatives have each delivered a fully-executed counterpart original of this agreement to the other side.  The Second Installment shall be paid no later than January 15, 2010.  After Xfone tenders the payments described herein, Sellers Representatives acknowledge that Xfone shall have no responsibility or liability with respect to the handling or distribution of the Settlement Funds to the Selling Shareholders.  After Xfone tenders the payment described herein, the Selling Shareholders acknowledge that the Selling Shareholders have received in full the total Purchase Price as provided in the SPA, except for any funds which the Selling Shareholders may be entitled to receive from the Escrowed Funds in accordance with the SPA.

2.           As consideration for this settlement, the Selling Shareholders, their heirs, executors, administrators, agents, beneficiaries, successors and assigns, officers, directors, affiliates, employees, representatives, attorneys and insurers including those of affiliated companies, forever release and discharge Xfone, including each of Xfone’s, subsidiaries, directors, officers, affiliates, employees, agents, representatives, attorneys, successors and assigns, and insurers, and their respective past and present officers, directors, employees, agents, and attorneys, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, in law or in equity, that they have had, now have, or may in the future have, arising out of or related to the Disputed Issues.

3.           As consideration for this settlement, Xfone, including each of Xfone’s directors, officers, affiliates, employees, agents, representatives, attorneys, successors and assigns, and insurers, and their respective past and present officers, directors, employees, agents, and attorneys forever releases and discharges the Selling Shareholders, their heirs, executors, administrators, agents, beneficiaries, successors and assigns, officers, and directors, including those of affiliated companies, of and from any and all manner of action and actions, causes and causes of action, claims, controversies, contracts, torts, debts, damages or demands whatsoever, in law or in equity, that they have had, now have, or may in the future have, arising out of or related to the Disputed Issues.

4.           It is expressly agreed and understood that this Agreement is not, and shall not be construed as, an admission of liability on the part of any party but shall be a settlement of doubtful and disputed claims.

5.           It is the intention of the Parties that this instrument shall be deemed effective as a full and final accordance, satisfaction and release with respect to the Disputed Issues.

Each of the parties will withdraw their demand for arbitration and dismiss with prejudice all actions related to the Disputed Issues.

6.           The release and settlement agreement set forth herein are material provisions of this Agreement and are not mere recitals.  This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the calculation and determination of the final Purchase Price as provided in Article II of the SPA, provided this Agreement does not affect any rights of indemnification the parties may otherwise have under the SPA with respect to any other matters.

7.           Each party shall bear its own costs and expenses incurred in this matter, including but not limited to attorney fees and one half of the costs of any fees submitted by the accounting firm which was to arbitrate this matter.

8.           The Parties respectively represent and certify that they secured independent legal advice and consultation in connection with this Agreement and any rights they may be relinquishing hereby, and that they have not relied upon any representations or statements made by any other party or by any other party’s counsel or representatives in executing this Agreement, other than as stated herein expressly.

9.           Each of the signatories hereto represents that he or she has the authority to enter into this Agreement on behalf of each person or entity on whose behalf he or she has executed this Agreement.

10.           Except as specifically provided herein, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

11.           This Agreement shall be binding upon and shall inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto.

12.           No amendment of any provisions of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

13.           If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

14.           The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

15.   This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Facsimile signatures shall be given the same effect as original signatures.

16.           This Agreement shall be construed in accordance with and governed by the internal law of the State of Mississippi (without reference to its rules as to conflicts of law).

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AGREED AND ACCEPTED on this 29th day of December 2009:

XFONE, INC.

By:           /s/ Guy Nissenson
Printed Name: GUY NISSENSON
Title:           President and CEO

SELLERS REPRESENTATIVES, on behalf
of the Selling Shareholders of NTS Communications, Inc.

By:           /s/ Chris Chelette
Chris Chelette

/s/ Robert Healea
Robert Healea

/s/ Kevin Buxkemper
Kevin Buxkemper